UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015 (December 7, 2015)

Prospect Capital Corporation
(Exact name of registrant as specified in its charter)

MARYLAND	814-00659	43-2048643
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On December 7, 2015, the Board of Directors of Prospect Capital Corporation (the “Company”) amended and restated the bylaws of the Company (the “Amended and Restated Bylaws”).  The Company amended Article XV, which states that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be a state or federal court located within the State of Maryland.

A copy of the bylaws as amended and restated on December 7, 2015 is furnished as Exhibit 3.1 to this report.  The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 8.01. Other Events

In December 2015, the Company received from the Securities and Exchange Commission (the “SEC”) a notice formally closing an investigation commenced in May 2014 and advising the Company the Staff did not intend to recommend an enforcement action by the SEC against the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1   Amended and Restated Bylaws of Prospect Capital Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Prospect Capital Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Capital Corporation

By:     /s/ John F. Barry III
Name: John F. Barry III
Title: Chief Executive Officer
Date:  December 11, 2015

Index to Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Prospect Capital Corporation

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